UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

October 23, 2009
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

On2 Technologies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-15117	84-1280679
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

3 Corporate Drive, Suite 100, Clifton Park, NY 12065
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(518) 348-0099
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As announced on August 5, 2009, Google Inc. (“Google”) entered into an Agreement and Plan of Merger, dated August 4, 2009 (the “merger agreement”), by and among Google, Oxide Inc., a direct, wholly owned subsidiary of Google, referred to herein as Oxide, and On2 Technologies, Inc. (the “Company”). The merger agreement, which is included in the registration statement on Form S-4, as amended (the “Registration Statement”), filed by Google with the Securities and Exchange Commission (the “SEC”), provides that Oxide will merge with and into On2, with On2 continuing as a direct, wholly owned subsidiary of Google (referred to herein as the “merger”).

As previously disclosed in a Form 8-K filed by the Company on August 10, 2009, and as discussed in the Registration Statement under the caption “On2 Proposal 1 – The Merger – Litigation Related to the Merger,” since the proposed merger was announced on August 5, 2009, On2 has been served with five purported class action complaints, four filed in the Court of Chancery of the State of Delaware, which have been consolidated into a single action (the “Delaware Action”), and another filed in the Supreme Court of the State of New York, County of Queens (the “New York Action”).  On September 17, 2009, plaintiffs in the Delaware Action filed a Consolidated Verified Class Action Complaint and plaintiff in the New York Action filed an Amended Class Action Complaint.  In general, these pleadings allege, among other things, that the members of the On2 board of directors breached their fiduciary duties to the stockholders of On2 in connection with negotiating and entering into the merger agreement and by making materially misleading disclosures about the merger negotiations and merger terms in the initial preliminary proxy statement/prospectus and that Google and On2 aided and abetted in such alleged breaches of the directors’ duties.  Both actions seek similar relief, including, among other things, declaratory and injunctive relief (including enjoining the closing of the proposed merger) and also seek damages in an unspecified amount.

Although On2, the On2 directors and Google believe that the Delaware Action and the New York Action are entirely without merit and that they have valid defenses to all claims, to minimize the costs associated with this litigation, on October 23, 2009, On2 and the On2 directors and the plaintiffs to each of the Delaware Action and the New York Action entered into a memorandum of understanding (“MOU”) contemplating the settlement of all claims in each of the Delaware Action and the New York Action. Under the MOU, the plaintiffs, on behalf of themselves and the putative class, agreed to settle all the aforementioned litigation and release the named defendants in the actions (including Google, which is not participating in the settlement) and their affiliates from, among other things, claims related to the merger. Pursuant to the terms of the MOU, On2 agreed to provide additional supplemental disclosures that are reflected in the proxy statement/prospectus, which forms a part of the Registration Statement. The settlement is contingent upon, among other things, further definitive documentation, approval of the settlement and the dismissal with prejudice of the actions by, respectively, the Delaware Court of Chancery and the Supreme Court of the State of New York.   The proposed settlement is not in any way an admission of any wrongdoing or liability in connection with the plaintiffs’ allegations and the On2 directors maintain that they diligently and scrupulously complied with their fiduciary and other legal duties.

Additional Information

In connection with the proposed merger, Google has filed the Registration Statement with the SEC, which includes a preliminary Proxy Statement of On2 and also constitutes a Prospectus of Google. The definitive Proxy Statement/Prospectus will be mailed to On2 stockholders prior to the On2 special meeting at which holders of On2 common stock will be asked to vote on the merger proposal. The Registration Statement and the Proxy Statement/Prospectus contain important information about Google, On2, the proposed merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus  (including all amendments and supplements to it) carefully. Investors and security holders may also obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders  can obtain free copies of the documents filed with the SEC on Google’s website at investor.google.com and on On2’s website at www.on2.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
99.1 Press release dated October 26, 2009 titled “On2 Technologies Reports Proposed Settlement in Litigation Involving Proposed Merger with Google”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On2 Technologies, Inc.

By:	/s/ Matthew Frost
Matthew Frost
Interim Chief Executive Officer and Chief Operating Officer

Dated: October 26, 2009